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                                                                   Exhibit 23(b)

                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in this Registration Statement of Pediatric Services of America, Inc. on Form S-3 for the registration of 51,124 shares of its common stock of our report dated November 21, 1995 (February 29, 1996 as to Note 10) relating to the consolidated financial statements of Premier Medical Services, Inc. appearing in the Current Report on Form 8-K/A dated February 29, 1996 of Pediatric Services of America, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


   DELOITTE & TOUCHE LLP

   San Jose, California
   June 7, 1996

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